Exhibit 99.1

THE WHITE HOUSE WASHINGTON April 6, 2025 MEMORANDUM FOR THE SECRETARY OF THE TREASURY THE SECRETARY OF STATE SUBJECT: THE ATTORNEY GENERAL THE SECRETARY OF HOMELAND SECURITY THE SECRETARY OF DEFENSE THE SECRETARY OF COMMERCE THE SECRETARY OF LABOR THE SECRETARY OF ENERGY THE UNITED STATES TRADE REPRESENTATIVE THE DIRECTOR OF NATIONAL INTELLIGENCE THE DIRECTOR OF THE OFFICE OF SCIENCE AND TECHNOLOGY POLICY Review of Proposed United States Steel Corporation Acquisition On January 3, 2025, President Biden issued an order prohibiting the acquisition of United States Steel Corporation (U.S . Steel) by Nippon Steel Corporation, Nippon Steel North America, Inc . , and 2023 Merger Subsidiary, Inc. (collectively, the Purchasers, and collectively with U.S. Steel, the Parties) . In that order, President Biden reserved the right of the President "to issue further orders with respect to the Purchasers or U.S . Steel as shall in my judgment be necessary to protect the national security of the United States." Section 1 . Review . (a) Consistent with my authority under Article II of the Constitution and the laws of the United States, including section 721 of the Defense Production Act of 1950 (section 721), as amended, 50 U. S.C. 4565, I direct the Committee on Foreign Investment in the United States (CFIUS) to conduct a review of the acquisition of U.S. Steel by the Purchasers to assist me in determining whether further action in this matter may be appropriate . (b) CFIUS's review shall be conducted de novo, confidentially, and consistent with the procedures set forth

2 for national security reviews under section 721, including, but not limited to, identifying potential national security risks associated with the proposed transaction and providing adequate opportunity to the parties to respond to such concerns. Sec. 2. Recommendation. Consistent with the procedures set forth in section 721, within 45 days of the date of this memorandum, CFIUS shall submit a recommendation to me describing whether any measures proposed by the parties are sufficient to mitigate any national security risks identified by CFIUS. This recommendation shall include a statement describing each member agency's position, including the reasons for such position. Sec. 3. General Provisions. (a) Nothing in this memorandum shall be construed to impair or otherwise affect: (i) the authority granted by law to an executive department, agency, or the head thereof; or (ii) the functions of the Director of the Office of Management and Budget relating to budgetary, administrative, or legislative proposals. (b) This memorandum shall be implemented consistent with applicable law and subject to the availability of appropriations. (c) This memorandum is not intended to, and does not, create any right or benefit, substantive or procedural, enforceable at law or in equity by any party against the United States, its departments, agencies, or entities, its officers, employees, or agents, or any other person.